Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements on Form S-3 (No. 333-101907, No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198 and No. 33-57223) of Cardinal Health, Inc.,

(2)	Registration Statements on Form S-4 (No. 333-62938 and No. 333-74761) of Cardinal Health, Inc.,

(3)	Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No. 333-71727, No. 333-68819-01, No. 333-90417, No. 333-90415, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-91600, No. 333-102369, No. 333-100564, No. 333-120006 and No. 333-129725) of Cardinal Health, Inc.,
of our report dated September 9, 2005, (except for the matters discussed in Notes 18 and 22, as to which the date is December 6, 2005) with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in this Current Report on Form 8-K of Cardinal Health, Inc.
/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Columbus, Ohio
December 6, 2005